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                                                                      EXHIBIT 14

                                                           THE
                                                           GABELLI
                                                           FUNDS
                                                           IRA INFORMATION GUIDE



                                                        Introducing the new ROTH


                                                       CONTAINS:

                                                       o    IRA Q & A
                                                       o    DISCLOSURE STATEMENT
                                                       o    CUSTODIAL AGREEMENT




GABELLI FUNDS, INC.
ONE CORPORATE CENTER
RYE, NEW YORK  10580


This material must be preceded or             If you have questions or
accompanied by a prospectus. The              require assistance, call our
Funds' prospectuses contain complete          IRA specialists at:
information, including fees and
expenses. The prospectus(es) should           1-800-GABELLI
be read carefully prior to investing.         www.gabelli.com o info@gabelli.com
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HOW TO OPEN A GABELLI FUNDS IRA*:


If you have questions or
require assistance, call our
IRA specialists at:

1-800-GABELLI (1-800-422-3554)
www.gabelli.com   o   info@gabelli.com



PHOTOCOPIES OF ANY FORM ARE ACCEPTABLE.
SIGNATURES MUST BE ORIGINAL.



* Including the Gabelli Westwood Funds.



TO OPEN A GABELLI REGULAR IRA OR ROTH IRA, YOU NEED:
 o   An Individual Retirement Account Application.
 o One copy of the Custodial Agreement and Disclosure Statement included herein for your records.
 o   The appropriate Fund Prospectus.

     1. Carefully review the enclosed material, including the Prospectus and Disclosure Statement.
     2. Complete, sign and date the Application.
     3. To transfer an existing IRA, see instructions below.
     4. To convert an existing Regular IRA to a Roth IRA, see instructions below.
     5. For a spousal IRA, your spouse must complete a separate
     Application.
     6. Make your check payable to State Street Bank and Trust Company or to the specific Gabelli Fund in which you are investing your contribution.
     7. Indicate the tax year for which this contribution applies. NOTE: if no tax year is given, the custodian will assume the contribution applies to the calendar year in which it was received.
     8. Mail the form along with your check(s) to: The Gabelli Funds P.O. Box 8308 Boston, MA 02266-8308

TO TRANSFER AN EXISTING IRA OR RETIREMENT PLAN DISTRIBUTION TO THE GABELLI FUNDS

     * Only for transferring: Regular IRA to a Regular IRA, Roth IRA to a Roth IRA or Employer Retirement Plan to a Regular IRA. (You MAY NOT transfer an Employer Retirement Plan to a Roth IRA.)

 Follow the instructions described above, and:
     1. Complete the Transfer Request Form, instructing your present Custodian/Trustee to transfer the assets of your existing IRA to State Street Bank and Trust Company as successor. (Consult your present Custodian/Trustee for any special additional requirements, e.g. signature guarantees)
     2. Send the Transfer Request Form and your IRA application to establish your account with State Street Bank and Trust Company.
     3. The transfer of your IRA to a Gabelli Funds IRA will be completed by State Street Bank and Trust Company and your present Custodian/Trustee.

TO CONVERT AN EXISTING REGULAR IRA TO A ROTH IRA

     1. Complete the Roth IRA Conversion Form.
     2. If your Regular IRA is currently held at another institution, complete the Roth IRA Conversion Form and the attached IRA Conversion/Transfer Request Form. The transfer of your Regular IRA to a Gabelli Funds Roth Conversion IRA will be completed by State Street Bank and Trust Company and your present Custodian/Trustee.
     3. To do a rollover/conversion (if you have taken a rollover distribution from your present Regular IRA), complete the Roth IRA Conversion Form and include a check for the rollover/converted amount. Be aware of the tax consequences of doing such a rollover incorrectly.



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QUESTIONS AND ANSWERS
PART 1:  REGULAR IRAs


ELIGIBILITY

 Q.   WHO MAY CONTRIBUTE TO A REGULAR IRA?
 A. Generally, any one under age 70-1/2 who earns income from employment may make annual contributions to a Regular IRA.

 Q.   HOW LONG MAY I CONTRIBUTE?
 A. You may make contributions to your Regular IRA for each year you have earned income up to the year you attain age 701/2.

CONTRIBUTIONS

 Q.   HOW MUCH CAN I CONTRIBUTE TO MY REGULAR IRA?
 A. You can contribute 100% of your earned income up to a maximum of $2,000 per tax year. However, all or a portion of your contribution may not be deductible. If you and your spouse have spousal Regular IRAs, each spouse may contribute up to $2,000 to his or her Regular IRA for a year as long as the combined compensation of both spouses for the year is at least $4,000. The maximum contribution to either spouse's Regular IRA is $2,000 for the year.

 Q.   CAN I CONTRIBUTE TO A REGULAR IRA FOR MY SPOUSE?
 A. For each year before the year when your spouse attains age 70-1/2, you can contribute to a separate Regular IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Regular IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Regular IRA, separate from yours, to which you contribute.

DEDUCTIBILITY

 Q. WILL MY REGULAR IRA CONTRIBUTIONS BE DEDUCTIBLE FOR FEDERAL INCOME TAX PURPOSES?
 A. The deductibility of your contribution depends upon whether you and your spouse are active participants in an employer-sponsored retirement plan, and on your adjusted gross income (AGI) (See the chart below.) Your IRA contributions will be fully deductible for Federal income tax purposes if:
 o You are not an active participant in an employer-maintained retirement plan, regardless of your AGI.
      OR

 o You are not an active participant in an employer-maintained retirement plan, but your spouse is a participant, and your AGI does not exceed $150,000.
      OR

 o you are an active participant in an employer maintained retirement plan, and your individual AGI if you are single does not exceed $30,000, or if you are married, you and your spouse's combined AGI does not exceed $50,000. (These income limits will gradually increase to $50,000 for individuals by the year 2005, $80,000 for couples by the year 2007.)

 Q. WILL MY IRA CONTRIBUTIONS BE FULLY DEDUCTIBLE IF I AM NOT COVERED BY AN EMPLOYER RETIREMENT PLAN?
 A. Yes - If neither you nor your spouse (if you are married) is an active participant in an employer-maintained retirement plan, your IRA contributions will be fully deductible regardless of your income level.

      Beginning in 1998, there is increased eligibility for deductible IRAs. The chart below applies for 1998.


   Income             Income         Covered by a        Type of Annual
   Family           Individual       Pension Plan         Contribution
   ------           ----------       ------------         ------------
   (Joint Filing)                   (You or Spouse)
                                                             Fully
   no limit          no limit             No               deductible

   $50,000*          $30,000*                                Fully
   and under         and under            Yes              deductible

   $150,000          $150,000                                Fully
   and under         and under        Spouse only          deductible

                                    You/and or your           Non
   no limit          no limit      spouse participate      deductible

   Note:  The rules differ when husband and wife file separately.
   * These income limits will gradually increase to $50,000 for individuals by the year 2005, $80,000 for couples by the year 2007.

 Q.   CAN I MAKE NONDEDUCTIBLE IRA CONTRIBUTIONS?
 A. You are permitted to make designated non-deductible contributions to your Regular IRA to the extent that you are not eligible to make deductible Regular IRA contributions. Earnings on nondeductible IRA contributions are not subject to Federal income tax until they are withdrawn.

 Q.   CAN MY REGULAR IRA CONTAIN BOTH DEDUCTIBLE AND NONDEDUCTIBLE
      CONTRIBUTIONS?
 A. Yes. There is no advantage to maintaining separate Regular IRAs for deductible and nondeductible contributions since all Regular IRAs you maintain are aggregated for purposes of determining the taxable amount of any distribution.

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 Q.   ARE THE EARNINGS ON MY REGULAR IRAS TAXED?
 A. Any dividends on or growth of the investments held in your Regular IRA are generally exempt from current federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Regular IRA is revoked.

TRANSFERS AND ROLLOVERS TO
REGULAR IRAs

 Q. IF I ALREADY HAVE A REGULAR IRA WITH ANOTHER TRUSTEE, MAY I TRANSFER THESE ASSETS TO A GABELLI REGULAR IRA?
 A. Yes, you are permitted to transfer your existing Regular IRA assets to a Gabelli Regular IRA without paying taxes, subject to any rules and restrictions on your existing account.

 Q. IF I TAKE A DISTRIBUTION FROM AN EXISTING REGULAR IRA, MAY I ROLL OVER THIS AMOUNT TO A GABELLI REGULAR IRA?
 A. If you take a distribution from your existing IRA, you may roll over part or all of the distribution to a Gabelli Regular IRA. You must complete the rollover transaction within 60 days of receipt in order to avoid paying income or penalty taxes. You are permitted to roll over such amount in this manner only once every 12 months.

 Q. CAN I ROLL OVER A DISTRIBUTION FROM ANOTHER QUALIFIED RETIREMENT PLAN TO A GABELLI REGULAR IRA?
 A. Most distributions from employer-sponsored retirement plans may be rolled over on a tax-free basis to a Gabelli Regular IRA. Amounts not eligible for tax-free rollover include required minimum distributions after age 70-1/2, certain periodic payments over long periods of time, and amounts representing your after-tax contributions to the plan. To determine whether a particular plan distribution is eligible for rollover to a Gabelli Regular IRA, you should check with your plan administrator.

 Q.   WHAT ELSE SHOULD I KNOW ABOUT ROLLOVERS FROM ANOTHER RETIREMENT PLAN?
 A. Before you receive an eligible rollover distribution, your plan administrator is required to give you a written notice describing important tax rules affecting your distribution. Among other things, this notice will explain that there are two ways to accomplish a tax-free rollover to a Regular IRA. First, you may have your distribution paid directly to an IRA custodian (such as State Street Bank and Trust Company) as a direct rollover, thereby avoiding Federal income tax withholding on your distribution. Or, if you have the distribution paid directly to you, 20% of your payout will be withheld for Federal income taxes. If the distribution is paid directly to you, you then have 60 days from receipt of the payment to roll over the funds to an IRA. (You may--but need not--add other monies to the plan payout amount to make up the 20% that was withheld).

DISTRIBUTIONS

 Q.   WHEN CAN I START TO TAKE DISTRIBUTIONS?
 A. Generally, you may start distributions from your Regular IRA as early as age 59-1/2. Distributions must begin by April 1 following the year you attain age 70-1/2.

 o Earlier distributions are allowed without penalty under certain circumstances. Before age 59-1/2, the 10% early withdrawal penalty will not apply to qualified distributions, which include a first-time home purchase (up to $10,000), postsecondary (college and beyond) education expenses, disability and death. Taxes will be paid on any realized earnings and deductible contributions.

 Q.   HOW WILL MY IRA DISTRIBUTIONS BE TAXED?
 A. Distributions from your IRA will be taxed as ordinary income. However, if you have made any nondeductible contributions to your IRA, your IRA distributions will be treated partly as a non-taxable return of your nondeductible IRA contributions, and partly as a taxable distribution of your IRA earnings and any deductible IRA contributions. For these purposes, every IRA you maintain will be required to be aggregated and a withdrawal from an account established with a non-deductible contribution would be partly taxable.

 Q.   WHAT IF I TAKE A DISTRIBUTION BEFORE AGE 59-1/2?
 A. Because an IRA is intended to provide for your retirement, the law imposes an additional tax of 10% if you take a distribution prior to age 59-1/2 for reasons other than your disability, a first time home purchase (up to $10,000), or postsecondary education expenses. This 10% penalty tax is applied to the taxable amount of your distribution and is in addition to the ordinary income tax you pay on your distribution. The 10% additional tax will not apply to distributions made to your beneficiary upon your death. In addition, the 10% tax will not apply to certain installment or annuity payments made for your life or life expectancy, or for the joint lives or life expectancies of you and your beneficiary, regardless of when these payments begin.


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 Q.   WHEN IS THE LATEST DATE AT WHICH I MAY BEGIN DISTRIBUTIONS FROM MY REGULAR
      IRA?
 A. The law requires that you begin to receive distributions from your traditional IRA no later than April 1 following the calendar year in which you reach age 70-1/2.

      If you elect to take distributions at that time in installments, certain minimum distributions (based on your life expectancy or the joint life expectancies of you and your beneficiary) must begin. A 50% penalty tax will be imposed if the amount actually distributed to you after age 70-1/2 is less than the amount required by law.

PART 2:  ROTH IRAS

ELIGIBILITY

 Q.   WHO MAY CONTRIBUTE TO A ROTH IRA?
 A. Starting in 1998, generally if you earn income from employment, you may make annual contributions to a Roth IRA, as long as your income does not exceed certain limits. Any individual (including a non-working spouse) may contribute to a Roth IRA, regardless of the individual's or spouse's participation in a retirement plan. Adjusted gross income limits phase out between $95,000 and $110,000 for individuals, $150,000 and $160,000 for married couples (filing jointly).

 o In contrast to a Regular IRA, with a Roth IRA you may continue making contributions after you reach age 70-1/2.

 Q.   CAN I CONTRIBUTE TO A ROTH IRA FOR MY SPOUSE?
 A. Starting in 1998, if you meet the eligibility requirements, you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

 Q.   CAN I MAKE A CONTRIBUTION TO A ROTH IRA FOR 1997?
 A. The Roth IRA is not available until January 1998. Therefore, you may NOT make a 1997 contribution to a Roth IRA.

 Q.   HOW MUCH CAN I CONTRIBUTE TO MY ROTH IRA?
 A. Total contributions to all Regular and Roth IRAs must not exceed the lesser of $2,000 per tax year, or 100% of your earned annual income. Your Roth IRA limit is reduced by any contributions for the same year to a Regular IRA. If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year is at least $4,000. The maximum contribution to either spouse's Roth IRA is $2,000 for the year. For taxpayers with high income levels, the contribution limits may be reduced (see below):

                  If You Are          If You Are Married          Then You
               Single Taxpayer          Filing Jointly            May Make
               ---------------        ------------------          --------
                Up to $95,000           Up to $150,000       Full Contribution
AGI

(Adjusted      More than $95,000      More than $150,000          Reduced
                but less than           but less than           Contribution
Gross              $110,000                $160,000          (see formula below)

Income)        $110,000 and up         $160,000 and up        No contribution


 Q.   HOW DO I CALCULATE MY LIMIT IF I FALL IN THE "REDUCED CONTRIBUTION" RANGE?
 A. If your AGI falls in the reduced contribution range, you must calculate your contribution limit as follows:

 (a) Subtract your AGI from $110,000 if you are single, $160,000 if you are married filing jointly.

 (b) Divide the difference by $15,000 if you are single, $10,000 if you are married filing jointly.

 (c)  Multiply the factor in step (b) by $2,000.
      For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

 (a)  $160,000 - $157,555 = $2,445

 (b)  $2,445 divided by $10,000 = 0.2445

 (c)  0.2445 x $2,000 = $489
      (Round this number up to the nearest $10)
      $490 is your contribution limit to a Roth IRA for that year.

      If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Regular IRA.

 Q.   ARE CONTRIBUTIONS TO A ROTH IRA TAX DEDUCTIBLE?
 A. No. Contributions to a Roth IRA are not tax deductible. This is a major difference between


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      Roth IRAs and Regular IRAs. Contributions to a Regular IRA may be
      deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

 Q.   MAY I HAVE BOTH A ROTH IRA AND A REGULAR IRA?
 A. Yes. However, total contributions for all IRAs combined for any given tax year cannot exceed 100% of earned income, up to a maximum of $2,000 per individual, $4,000 for married couples.

CONVERSION OF EXISTING REGULAR IRA
TO A ROTH IRA

 Q:   CAN I CONVERT AN EXISTING REGULAR IRA INTO A ROTH IRA?
 A: Yes. Starting in 1998 you can convert an existing Regular IRA into a Roth IRA if you meet the AGI limits described below. Conversion may be accomplished by completing a Roth Conversion IRA Form, which establishes a Roth IRA and then transfers the amount in your Regular IRA you wish to convert to the new Roth IRA. You are eligible to convert a Regular IRA to a Roth IRA if, for the year of the conversion your AGI is $100,000 or less. The same limit applies to married and single taxpayers. Married taxpayers are eligible to convert a Regular IRA to a Roth IRA only if they file a joint income tax return: married taxpayers filing separately are not eligible to convert. In order to make a conversion for a year, the conversion must be completed by December 31 of that year.

      CAUTION: You should be extremely cautious in converting an existing
      IRA into a Roth IRA early in a year if there is any possibility that your AGI for the year will exceed $100,000. There may be adverse tax results for you. Consult your tax advisor or the IRS for the latest developments.

 Q.   WILL THE CONVERTED AMOUNT BE INCLUDED IN MY AGI FOR DETERMINING
      ELIGIBILITY?
 A: No. The converted amount is not included in the adjusted gross income computation in determining eligibility, but the taxable portion of the amount converted will be included as income for tax purposes for the year of the conversion.

 Q.   WHAT ARE THE TAX RESULTS FROM CONVERTING?
 A: The taxable amount in the Regular IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Regular IRA are taxable except for your prior non-deductible contributions to the Regular IRA. (Use IRS Form 8606 to determine the exact amount from your Regular IRA that is taxable.)

      NOTE: IF YOU MAKE THE CONVERSION DURING 1998, THE TAXABLE INCOME IS SPREAD OVER FOUR YEARS. IN OTHER WORDS, YOU WOULD INCLUDE ONE QUARTER OF THE TAXABLE AMOUNT ON YOUR FEDERAL INCOME TAX RETURN FOR 1998, 1999, 2000 AND 2001.

 Q.   SHOULD I CONVERT MY REGULAR IRA TO A ROTH IRA?
 A. Only you can answer this question, in consultation with your tax or financial advisors. A number of factors, including the following may be relevant. Conversion may be advantageous if you expect to leave the converted funds in your Roth IRA for at least five years or if you expect to withdraw the funds under circumstances that will not be taxable. The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

      NOTE: If a conversion from a Regular IRA to a Roth IRA is being made, only amounts converted during the same tax year will be accepted in a single Roth Conversion IRA. A separate Roth Conversion IRA must be established to hold such amounts from a different tax year. Annual contributions may not be deposited in a Roth Conversion IRA holding converted amounts. Roth IRA contributions must be kept in separate accounts from amounts converted to a Roth Conversion IRA. Each years' amounts converted to a Roth Conversion IRA will be kept in a separate Roth Conversion IRA account.

 Q.   HOW DO I DO A CONVERSION?
 A. There are 2 ways you may convert a Regular IRA to a Gabelli Roth Conversion IRA.

 o You may receive the distribution from your Regular IRA and rollover the distribution to your Roth Conversion IRA no later than the earlier of (1) the last day of the year in which you wish to make the conversion, or (2) within 60 days after you receive it. To do this, you must complete the Gabelli Roth Conversion IRA Form, and send it to us along with the check for the converted amount.

 o The second method of converting your Regular IRA to a Roth Conversion IRA is to have the money transferred directly from your Regular IRA to your Roth Conversion IRA. To do this, you must complete a


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      Gabelli IRA Conversion Form and the attached IRA Conversion/Transfer Form, which gives your current Regular IRA's custodian instructions to transfer your Regular IRA to a Gabelli Roth Conversion IRA.

TRANSFER/ROLLOVERS TO A ROTH IRA

 Q. CAN I TRANSFER OR ROLLOVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A ROTH IRA?
 A. Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements are NOT eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Regular IRA and then convert the Regular IRA to a Roth IRA. Consult your tax or financial advisor for further information on this possibility.

 Q. IF I ALREADY HAVE A ROTH IRA WITH ANOTHER TRUSTEE, MAY I TRANSFER THESE ASSETS TO A GABELLI ROTH IRA?
 A. Yes. You are permitted to transfer your existing Roth IRA assets to a Gabelli Roth IRA without paying taxes, subject to any rules and restrictions on your existing account. You may authorize a Roth IRA custodian or trustee to transfer assets directly from one Roth IRA to another Roth IRA. As long as you do not receive a distribution, you may transfer funds between Roth IRAs as often as you wish and in any amounts. Just fill out the Transfer Request Form on the Gabelli Funds IRA application to make a transfer.

 Q.   CAN I MAKE A ROLLOVER FROM MY ROTH IRA TO ANOTHER ROTH IRA?
 A. You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover.

 Q.   HOW DO ROLLOVERS AFFECT MY ROTH IRA CONTRIBUTION LIMITS?
 A. Rollover contributions, if properly made, do not count toward the maximum contribution. You may also make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

DISTRIBUTIONS

 Q.   WHEN CAN I MAKE WITHDRAWALS FROM MY ROTH IRA?
 A. You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

 Q.   ARE THE EARNINGS ON MY ROTH IRA FUNDS TAXED?
 A. Any dividends on or growth of investments held in your Roth IRA are generally exempt from current federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

 Q.   WHAT ARE THE REQUIREMENTS FOR A TAX-FREE DISTRIBUTION?
 A. To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the initial Roth IRA you established must have been open for at least 5 years before the withdrawal. Second, at least one of the following conditions must be satisfied:

 o    You are age 59-1/2 or older when you make the withdrawal.
 o    The withdrawal is made by your beneficiary after you die.
 o    You are disabled (as defined by IRS rules) when you make the withdrawal.
 o You are using the withdrawal to cover eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence. The purchases may be by you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover). (There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.)

 Q.   WHAT ARE THE REQUIREMENTS FOR A PENALTY-FREE DISTRIBUTION?
 A. The additional 10% penalty does not apply to the taxable amounts distributed:

 o    after you are age 59-1/2,
 o    upon death or disability (as defined by IRS rules),

 o    for a first-time home purchase, up to $10,000.
 o    for certain secondary education expenses,
 o that are part of a series of subsequently equal payments taken at least annually over your life expectancy,
 o    timely rolled over to another Roth IRA,
 o    for medical expenses that you can deduct for your federal tax return,
 o for health insurance premiums while you are unemployed for at least 12 consecutive weeks.

 Q.   WHEN DOES THE 5-YEAR PERIOD BEGIN FOR ROTH IRAs?
 A. For a Roth IRA that you set up with amounts rolled over or converted from a Regular IRA, the 5 year period for each separate converted Roth IRA begins with the year in which the conversion or rollover was made. For a Roth IRA that you started with a normal contribution, the 5 year period starts with the year for which you make the initial normal contribution. Converted Roth IRA and normal Roth IRA accounts must be kept in separate accounts for this reason.

PART 3: REGULAR & ROTH IRAs

 Q.   WHAT'S THE DIFFERENCE BETWEEN A REGULAR IRA AND A ROTH IRA?
 A. With a Regular IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59-1/2 are assessed a 10% penalty in addition to income tax, unless an exception applies.

      With a Roth IRA, the contribution limits are essentially the same as Regular IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are free from current income tax. Most importantly with a Roth IRA: there is no income tax on qualified withdrawals from your Roth IRA. Additionally, unlike a Regular IRA, there is no prohibition on making contributions to Roth IRAs after turning age 70-1/2, and there's no requirement that you begin making minimum withdrawals at that age.

 Q.   MAY I HAVE MORE THAN ONE IRA?
 A. Yes. However, total contributions for all IRAs combined for any given tax year cannot exceed 100% of earned income, up to a maximum of $2,000 per individual.

 Q.   WHEN MUST I MAKE A CONTRIBUTION FOR A TAX YEAR?
 A. Contributions can be made up to the date your tax return for the year is due. This means that contributions for a particular tax year can be made up to April 15 of the following year. No extensions are allowed. Roth IRAs are available starting January 1, 1998. Therefore, you may NOT make a 1997 Roth IRA contribution.

 Q.   WHAT FEES ARE THERE TO ESTABLISH AND MAINTAIN AN IRA WITH GABELLI?
 A. State Street Bank and Trust Company charges a $10.00 annual maintenance fee for each taxpayer, as identified by social security number. However, the fee is waived if total assets in combined IRAs exceed $25,000. If you close your account before the scheduled maintenance fee deduction and have not prepaid the fee, it will be deducted at the time of liquidation.

 Q.   HOW DO I TRANSFER MY IRA TO GABELLI?
 A. Simply complete a Gabelli IRA Transfer Request Form for each IRA you wish to transfer and return it to State Street Bank and Trust Company. If you are opening a new IRA with this transfer, you must also complete the IRA Application. Your current trustee or custodian liquidates the CDs, or mutual funds in the account you have designated and sends a check directly to State Street Bank. Transfers generally take 2-3 weeks to complete. Upon completion, you will receive a confirmation statement.

      THIS IS NOT THE SAME AS CONVERTING YOUR REGULAR IRA TO A ROTH IRA. You may not transfer from a Roth IRA to a Regular IRA or to a simplified employee pension (SEP) IRA. Transfers to a Regular IRA or SEP IRA may be made from another Regular IRA or SEP IRA, qualified employer plan, 403(b) arrangement, or a SIMPLE IRA account (but not until at least 2 years after the first contribution to your SIMPLE IRA account). Transfers to a Roth IRA are possible only from another Roth IRA, not from other types of tax-deferred accounts.

 Q. WHEN AM I CONSIDERED TO BE AN ACTIVE PARTICIPANT IN AN EMPLOYER'S RETIREMENT PLAN?
 A. You are generally considered to be an active participant for a tax year if you participate in any employer-maintained retirement plan (including any pension, profit-sharing, 401(k), 403(b), SEP, SIMPLE, or Keogh plan) during any part of the year. You are considered an active participant regardless of whether or not you are vested under the plan. The Form W-2 you receive from your employer each year should indicate whether or not you are an active participant in the employer's plan.

 Q.   HOW DO I DETERMINE MY AGI (ADJUSTED GROSS INCOME)?
 A. AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

 Q.   WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY IRA?
 A. The maximum contribution you can make to a Regular and Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to all IRAs above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

 Q.   HOW CAN I CORRECT AN EXCESS CONTRIBUTION?
 A. Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59-1/2.

 Q. WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?
 A. Any excess contribution not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each subsequent year the excess remains in your account.

      Under limited circumstances, you may correct an excess contribution after tax filing time. Please consult your tax adviser for further details. o






THE GABELLI FUNDS
DISCLOSURE STATEMENT

APPLICABLE TO INDIVIDUAL
RETIREMENT ACCOUNTS

Parts of the Disclosure Statement have been discussed previously in the Question & Answer section. It is required that you be given this Disclosure Statement for the purpose of ensuring that you are informed and understand the nature of an Individual Retirement Account ("IRA") sponsored by Gabelli Funds, Inc. This Disclosure Statement explains the rules governing IRAs including the rules adopted by the Tax Reform Act of 1986 which took effect on January 1, 1987, and the Taxpayer Relief Act of 1997, which took effect on January 1, 1998.

Articles I through VII of Part 1 of the Custodial Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Services promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

Articles I through VIII of Part 2 of the Custodial Agreement have not been promulgated or approved by the Internal Revenue Service. It is anticipated that, if and when the Internal Revenue Service promulgates a model form to establish a Roth IRA Custodial Account, the Custodian will amend this Agreement to substitute the provisions of such model Roth IRA Custodial Account form for the provisions of Part 2 of this Agreement, and the Depositor specifically consents to such amendment in accordance with Section 13(b) hereof.

Based on our legal advice, State Street Bank believes that the use of a Universal Individual Retirement Account Information Kit such as this, containing information and documents for both a Regular IRA or a Roth IRA, will be acceptable.

If, due to change in the applicable tax laws ruling of the Internal Revenue Service it is established that the use of the Adoption Agreement or this Agreement do not establish a Regular IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account. In all cases, to the extent permitted, State Street Bank will treat your IRA as being opened on the date your account was opened using the Adoption Agreement in this Kit.

YOUR RIGHT TO REVOKE THIS IRA. You may revoke this IRA at any time within seven
(7) days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. To revoke the IRA, you must either mail or deliver a notice of revocation to: THE GABELLI FUNDS, P.O. BOX 8308, BOSTON, MA 02266-8308.

If after you have established an IRA and during the period in which you are entitled to revoke the IRA, there becomes effective a material adverse change in the information set forth in the Disclosure Statement or a material change in the governing instrument used in establishing the IRA, you are entitled to revoke your IRA on or before a date not less than seven days after the date on which you receive such amendment under the same revocation procedure set forth above.

If a notice of revocation is mailed, it shall be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is so deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed.

TYPES OF IRAs: ELIGIBILITY

There are several types of IRAs. For example, there is a "Regular IRA" to which you may make contributions for yourself. There is also a "Spousal IRA" which you may be able to set up for your non-working spouse. There is also a "Rollover IRA" which you can set up to receive assets from a qualified plan, annuity or another IRA. Money from a qualified plan and/or annuity may not be rolled over to a Roth IRA. There is also a Roth IRA. Finally, there is a SEP-IRA (which is also known as a Simplified Employee Pension Plan) which your employer can establish for you. Following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them. This disclosure statement does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employers provide special explanatory materials for accounts established as part of an employer's SIMPLE IRA program.

REGULAR IRA. You may contribute up to the lesser of $2,000 or 100% of your compensation if you have not reached age 70-1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution which you may deduct may be limited. Compensation includes wages, salary, commissions, bonuses, tips, etc. but does not include income from interest, dividends or other earnings or profits from property, or amounts not includible in your gross income.

SPOUSAL IRA. You may contribute to your IRA and an IRA for your non-working spouse if: (1) you have received compensation during the taxable year and (2) you file a joint income tax return for the year with your spouse. Under such an arrangement, you may qualify for a total contribution equal to the lesser of $4,000 or 100% of your compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $2,000 annually into either one. While you cannot contribute to your Regular IRA in the taxable year in which you reach 70-1/2, you can still contribute to your spouse's Regular IRA if he or she has not reached 70-1/2.
If a spousal Roth IRA has been established, there is no age limit at which contributions must cease. A Spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse. This disclosure statement describes the rules applicable to IRAs beginning January 1, 1998.

ROTH IRA. Roth IRAs are a new kind of IRA available for the first time in 1998. There are specific income limits which determine an individual's eligibility to contribute to a Roth IRA. Contributions to a Roth IRA are not permitted for 1997 and are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investment held in your Roth IRA tax-free for federal income tax purposes if the requirements are met. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

ROLLOVER IRAs. All or a portion of certain distributions from qualified retirement plans, annuities and other IRAs may be "rolled over" to a Regular IRA only, tax-free within sixty (60) days after receipt of the distribution without regard to the limits on deductible contributions, but no deduction is allowed with respect to such a contribution. The amount rolled over cannot exceed the fair market value of all property received, reduced by employee contributions (except voluntary deductible employee contributions made pursuant to a qualified plan). Under certain circumstances, the law allows you to make a contribution from an IRA into a qualified pension or profit-sharing plan, qualified annuity plan, or tax-sheltered annuity or custodial account; however, such a contribution cannot be made from an IRA to which you have made any contributions. Certain partial distributions from qualified plans which you or your surviving spouse receive may also be rolled over to a rollover Regular IRA. You may not rollover funds from any qualified retirement plans to a Roth IRA. You can also transfer assets you hold in one IRA to another IRA by directing the current trustee or custodian to transfer those assets directly to the new IRA. You may only do a rollover from a Regular IRA to another Regular IRA, or a rollover from a Roth IRA to a Roth IRA. A rollover from a Regular IRA to a Roth IRA is called a Conversion Roth IRA and has special restrictions which are described below. You can direct such a so-called "trustee to trustee transfer" at any time. However, you may make a rollover from one IRA to another IRA only once during a one year period. A decision to make a rollover from a qualified plan to a Regular IRA, as signified by checking the rollover box on the Application, is irrevocable.

ROTH IRA CONVERSIONS. Regular IRA money may be rolled over into a Roth IRA as of January 1, 1998. To do this, your aggregate gross income must be less than $100,000. Married individuals filing separately can not make such a transfer. Tax on withdrawals from the deductible IRA may be spread out over four years if the proceeds are rolled over into a Roth IRA prior to January 1, 1999.

DIRECT ROLLOVER OPTION. If you will be entitled to receive an eligible rollover distribution from an employer's qualified retirement plan, you may also elect to have the plan transfer all or any part of your distribution directly to your Gabelli Funds Regular IRA as a tax-free rollover. If you elect this direct rollover option, no Federal income taxes will be withheld on your distribution to the extent it is transferred to your Gabelli Regular IRA. The Plan Administrator of your employer's plan must give you a written explanation of your direct rollover option and the other tax rules affecting your eligible rollover distribution. If you wish to make a direct rollover from your employer's plan, contact Gabelli at 1-800-422-3554 for further information. Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements are not eligible for rollover or direct transfer to a Roth IRA.

PAYMENT OPTION: 20% WITHHOLDING ON REGULAR IRAs. If you elect to have an eligible rollover distribution from an employer's qualified retirement plan paid directly to you, your distribution will be subject to 20% Federal income tax withholding. You will still have the option of making a tax-free rollover contribution of your eligible rollover distribution to a Gabelli IRA within 60 days of receipt of your distribution. You may roll over any amount up to 100% of your eligible rollover distribution (including an amount equal to the 20% which was withheld by coming up with additional monies to make up for the withheld amount).

Rollover amounts you receive may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to a Regular IRA of all or any part of the assets distributed from the qualified plan, excluding any contributions (other than voluntary deductible employee contributions) made by you to such plan. The amount of the death payout rolled over by a spouse into a Regular IRA may not subsequently be rolled over into another employer's qualified plan or annuity. Strict requirements must be met to qualify for tax-free rollover treatment. You should consult your personal tax adviser in connection with rollovers to and from your IRA.

SIMPLIFIED EMPLOYEE PENSION (SEP)-IRA. An employer may adopt a SEP-IRA and contribute to your SEP-IRA even if you are covered by another retirement plan. The maximum contribution is the lesser of 15% of your compensation (computed without regard to the contribution) or $24,000 (or such amount as may be prescribed by the Secretary of the Treasury) whichever is less. The contributions are deductible by the employer and are generally not includible in your income until you receive distributions. To establish a SEP-IRA, your employer must sign a SEP-IRA agreement and provide you with a copy of the agreement as well as certain information concerning the rules applicable to such plans. Your employer can satisfy these requirements by using Form 5305 SEP which is issued by the Internal Revenue Service.

CONTRIBUTIONS

IN GENERAL. As explained in this part, the amount of your Regular IRA contributions which you can deduct is subject to limits. Except in the case of rollover contributions or trustee to trustee transfers, contributions to your Regular IRA, Roth IRA, Spousal IRA or SEP-IRA must be in cash. Contributions to your Regular IRA, Roth IRA or Spousal IRA may be made up to the due date for filing your tax return for the taxable year (excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated, the custodian will assume that the contribution is intended to apply to the calendar year in which it is received. The time limit for designating the prior tax year is April 15th.

Contributions made by an employer to your SEP-IRA for a calendar year may be made no later that the due date of your employer's tax return (including extensions). In making a SEP-IRA contribution, the tax year to which the contribution relates must also be specified or it will be deemed to relate to the calendar year in which it is received. In a SEP-IRA, this designation of the tax year of a contribution must be made by the due date for contributions described above.

DEDUCTIBLE CONTRIBUTIONS TO A REGULAR IRA. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your Regular IRA contribution up to the lesser of $2,000 or 100% of your compensation for the year. If you are married and file a joint return, you can also deduct the full amount of your Regular IRA contribution so long as neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit sharing, stock bonus or money purchase plans, 401k plans, SEP-IRAs, qualified annuity plans, tax sheltered annuities and custodial accounts and deferred compensation plans of governmental agencies. You are considered to be an active participant in a plan if an employer contribution or forfeiture was credited to your account during the year in the case of a defined contribution plan or, in the case of a defined benefit plan, you are eligible to participate even if you choose not to. You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested. If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for an IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount". The applicable dollar amount is $30,000 for single people and $50,000 for married individuals filing a joint tax return for 1998. These limits will gradually increase to $50,000 for individuals by the year 2005, $80,000 for couples by the year 2007. If you are not an active participant in a plan, but your spouse is a participant, your combined AGI must not exceed $150,000 to make a fully deductible contribution. If you are married but are filing separate tax returns, your applicable dollar amount is $0.

If your adjusted gross income exceeds your applicable dollar amount by more than $10,000, you may not deduct any portion of your Regular IRA contribution. However, if it is between $0 and $10,000 more than your applicable dollar amount, you can claim a tax deduction for your contribution. To determine the amount of the deduction, follow these steps. First, determine the amount of the contribution you can make. If, for example, you have compensation in excess of $2,000 you could make a $2,000 contribution to your Regular IRA. Next, subtract the applicable dollar amount from your adjusted gross income. If you are single and your adjusted gross income is $35,000, the difference would be $5,000. Next divide this difference by $10,000. In the example $5,000/$10,000 equals 1/2. Accordingly, you may deduct 1/2 of your contribution. If the deduction limitation is not a multiple of $10, round the deduction to the next $10.

NONDEDUCTIBLE CONTRIBUTIONS FOR REGULAR IRAS. Even though you may not be entitled to claim a deduction for contributions to your Regular IRA, you are still allowed to make the contributions to the extent described in "Types of IRAs", above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a non-deductible contribution for Regular IRA accounts. Earnings on these contributions are not taxed until distributed just like the earnings on deductible contributions. It may therefore be worthwhile making nondeductible contributions.

NONDEDUCTIBLE CONTRIBUTIONS FOR ROTH IRAS. All contributions to Roth IRAs are nondeductible. For each year when you are eligible, you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self employed). Your Roth IRA limit is reduced by any contributions for the same year to a Regular IRA. Any individual (including a non-working spouse) may contribute to a Roth IRA, regardless of the individual's or spouse's participation in a retirement plan. AGI limits phase out between $95,000 and $110,000 for individuals, $150,000 and $160,000 for married couples filing jointly.

You are required to specify on your tax return the amount of your nondeductible contribution. If you overstate this amount, you may be liable for a tax penalty of $100 per overstatement.

INVESTMENT AND HOLDING OF CONTRIBUTIONS

Contributions to your IRA, and the earnings thereon, are invested in shares of any mutual fund managed by Gabelli Funds, Inc. or its affiliated advisers and chosen by you in writing. The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in writing and deliver to the Custodian. The balance in your IRA represents a separate account which is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

DISTRIBUTIONS FROM YOUR IRA

DISTRIBUTIONS DURING YOUR LIFE.
Regular IRAs. The law permits distributions to be made from an IRA any time after you attain age 59-1/2, and requires that distributions commence no later than April 1st following the calendar year in which you attain age 70-1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in monthly, quarterly, or annual payments over your life, the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary. If you direct distributions over your life or the joint lives of you and your designated beneficiary, the custodian may, if available, purchase an immediate annuity contract from an insurance company you choose with your Regular IRA and your payments will be made under the annuity. You must provide a completed annuity application from the insurance company of your choosing. Because an IRA is intended to provide for your retirement, the law implies an additional tax of 10% if you take a distribution prior to age 59-1/2 for reasons other than your disability, a first-time home purchase (up to $10,000) or certain post secondary education expenses.

Any distribution instruction must specify the reason for the distribution. Examples of such reasons are: premature distribution (i.e. distributions before age 59-1/2), rollovers, disability, death, normal (59-1/2 or over), and returns of excess contributions.

ROTH IRAS. You may make a tax-free distribution from a Roth IRA if the withdrawal meets the following requirements. First, the first Roth IRA account you ever opened must have been open for at least 5 years. In addition, the distribution must also satisfy one of the following: you are age 59-1/2 or older when making the withdrawal, the withdrawal is made by your beneficiary after you die, you are disabled (or as defined by IRS rules) when making the withdrawal, or you are using the withdrawal to cover eligible first time homebuyer expenses, up to $10,000. For a Roth IRA that you set up with amounts converted from a Regular IRA, the 5-year period for each separate converted Roth IRA begins with the year in which each conversion was made.

DISTRIBUTIONS AFTER YOUR DEATH. If you die after distributions have commenced to you, the balance of your Regular or Roth IRA must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death.

If you die before the distribution of your interest has begun, the entire balance of the account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70-1/2. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or remaining part of such interest if distributions have already begun) as his or her own IRA subject to the IRA distribution requirements. In such a case, your spouse will be considered to be the Depositor under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

INCOME AND PENALTY TAXES
INCOME TAX TREATMENT. Income tax on deductible Regular IRA contributions and earnings on both deductible and nondeductible Regular IRA contributions is generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to Regular IRAs you maintain, a portion of each distribution you receive from any Regular IRA (whether it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution which is considered to be a return of nondeductible contributions (and therefore not taxed) is determined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount which can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made in those years.

Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans. A distribution from your account after you attain age 65 is eligible for the retirement income credit.

All qualified distributions from a Roth IRA, including withdrawals that contain earnings, are tax-free from Federal income tax. The criteria necessary for a distribution to a deemed "qualified" are described above.

Note that, for purposes of determining what portion of any distribution is includible in income, all of your Roth IRA accounts are considered as one single account. Amounts withdrawn from any one Roth IRA account are deemed to be withdrawn from contributions first. Since all your Roth IRAs are considered to be one account for this purpose, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all contributions made to all of an individual's Roth IRA accounts is withdrawn.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS. Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the Regular or Roth IRA for a nonqualified purpose before reaching age 59-1/2, a nondeductible 10% tax penalty may be imposed on the portion of the distribution which is included in your gross income. This penalty is in addition to any income tax you must pay on the distribution itself. The penalty does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution which is permitted tax-free (See below). The penalty also will not apply if the distribution is made due to your permanent disability or death, if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary. Further, the penalty does not apply in the case of a qualifying rollover distribution. It also does not apply if the distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 70-1/2% of your adjusted gross income for that year), or the distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least twelve weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

Effective January 1, 1998, there will be no penalty on withdrawals made from qualified IRAs (both Regular IRAs and Roth IRAs) used to pay for higher education expenses and first time home purchases. Withdrawals for first time home purchases are limited to $10,000. Higher education expenses include tuition, fees, books and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

PENALTY TAX FOR EXCESS CONTRIBUTIONS. Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person to whom a deduction is allowed or in the case of a Rollover IRA, by the person for whose benefit it is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the Federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions may be applied to the amount of net earnings. Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includible in income; and if you have not attained the age of 59-1/2, or are not disabled, you may also be subject to the previously mentioned 10% penalty tax on premature distributions (unless an exception to the 10% penalty tax applies). A rollover contribution from a Roth IRA to a Roth IRA is not subject to this excise tax as long as the contribution was eligible for rollover and made within 60 days of receipt. A conversion amount is not subject to this excise tax as long as the amount was eligible for conversion, and, if done as a rollover, the rollover was completed within 60 days of receipt of the distribution from the Traditional IRA. If an amount converted from a Traditional IRA to a Roth IRA was not eligible for conversion or was improperly converted, the converted amount is treated as a contribution to the Roth IRA and, therefore, may be an excess contribution.

The rules discussed above generally apply to SEP-IRAs as well. The law also allows you to withdraw tax-free and without penalty an excess contribution. regardless of the amount, made with respect to a rollover contribution (including an attempted rollover contribution), if the excess contribution occurred because you reasonably relied on erroneous information required to be supplied by the plan, trust, or institution making the distribution that was the subject of the rollover.

As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is deducted in a later year for which you have not contributed the maximum deductible amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a previous year for which you did not claim a deduction, under certain circumstances, taking into account the limits on contributions, you may be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

PENALTY TAX FOR UNDER-DISTRIBUTION FROM REGULAR IRAS. If, after April 1st following the year in which you attain age 70-1/2, the amount distributed is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The Internal Revenue Service may waive this penalty if the deficiency was due to reasonable error and reasonable steps are being taken to correct the deficiency.

PENALTY TAX FOR EXCESS DISTRIBUTIONS FOR REGULAR IRAS. In addition, certain taxpayers with very large accumulations in tax-favored arrangements (including IRAs, 403(b) arrangements and employer qualified plans) may be subject to a 15% penalty tax (in addition to regular income taxes) if distributions during a year from all such arrangements exceed a certain amount. This amount is for 1998 (and is indexed for future cost-of-living changes). Distributions from all tax-favored arrangements during a year are counted in determining whether any distributions are above the floor amount and are subject to the 15% penalty tax. There are special rules for grandfathered amounts and for lump sum distributions from qualified plans. Under current law, this 15% penalty tax will not apply during calendar years 1997, 1998 and 1999 (however, a related estate tax 15% penalty tax on certain excess amounts remaining in tax-favored arrangements upon your death continues to apply during these years). Consult your tax advisor for additional information on these penalty tax rules.

PROHIBITED TRANSACTIONS AND PLEDGING ACCOUNT ASSETS. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA, the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year will be deemed distributed to you and includible in your gross income. These prohibited transactions would include borrowing money from your account. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, includible in your gross income. If you have not yet attained age 59-1/2, an additional tax equal to 10% of the amount pledged will be imposed on such funds includible in gross income. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same.

MISCELLANEOUS

FEDERAL INCOME TAX WITHHOLDING.
REGULAR IRA. Distributions from a Regular IRA to the covered individual or to a beneficiary are subject to Federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10%. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

ROTH IRA. Federal income tax will be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

FEDERAL ESTATE AND GIFT TAXES. Generally, your IRA will be included in your estate for Federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for purposes of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to Federal gift tax.

REPORTS TO THE INTERNAL REVENUE SERVICE. You are not required to file Form 5329 with the IRS unless you owe one of the IRA penalty taxes. These are the taxes on excess contributions, certain premature distributions, prohibited transactions and under distributions after age 70-1/2 for Regular IRAs. If your beneficiary fails to make required minimum withdrawals from your Regular or Roth IRA after your death, your beneficiary may be subject to an exercise tax and be required to file Form 5329.

For Regular IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: 1) the amount of your nondeductible contributions for that year; 2) the amount of withdrawals from Regular IRAs in that year; 3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and 4) the total value of all your Regular IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

FINANCIAL INFORMATION. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

CUSTODIAN CHARGES. State Street Bank and Trust Co. as the Custodian of your
IRA currently charges an annual maintenance fee of $10.00 per taxpayer if the aggregate of all Gabelli and/or Gabelli Westwood Fund accounts in which you have an investment is less than $25,000. In the case of a payroll deduction IRA, the annual maintenance fee may not be imposed if your employer supplies the initial and subsequent information required by the Custodian on compatible magnetic tape.

The Custodian may change any of the above fees from time to time. Further information regarding charges in connection with the administration of your IRA is contained in the Application and Fund prospectuses.

IRS APPROVAL STATUS. Your IRA has been approved by the Internal Revenue Service but this determination relates only to form and not to the merits of your account. Further information concerning IRAs can be obtained from any district office of the IRS.

THIS SENTENCE WILL BE CONTROLLING. ANY ADDITIONAL ARTICLES THAT ARE NOT CONSISTENT WITH SECTION 408(A) OF THE CODE AND RELATED REGULATIONS WILL BE INVALID. o

PART 1:  PROVISIONS APPLICABLE TO REGULAR IRAs

INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT
(Under Section  408(a) of the Internal Revenue Code)

Derived From

Form 5305-A
(Rev. October 1992)
Department of the Treasury
Internal Revenue Service

-----------------------------------------------------------------------------

THE DEPOSITOR IS ESTABLISHING AN INDIVIDUAL RETIREMENT ACCOUNT (UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE) TO PROVIDE FOR HIS OR HER RETIREMENT AND FOR THE SUPPORT OF HIS OR HER BENEFICIARIES AFTER DEATH.

THE CUSTODIAN HAS GIVEN THE DEPOSITOR THE DISCLOSURE STATEMENT REQUIRED UNDER REGULATIONS SECTION 1.408-6.

THE DEPOSITOR HAS DEPOSITED WITH THE CUSTODIAN
($                  ) IN CASH.

THE DEPOSITOR AND THE CUSTODIAN MAKE THE FOLLOWING AGREEMENT:

SECTION A

ARTICLE I
The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a simplified employee pension plan as described in section
408(k).

ARTICLE II
The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III
   1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).
   2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV
   1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.
   2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.
   3. The Depositor's entire interest in the Custodial Account must be, or begin to be, distributed by the Depositor's required beginning date, April 1 following the calendar year end in which the Depositor reaches age 70-1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

   (a) A single sum payment.

   (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

   (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

   (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

   (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

   4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

   (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
   (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70-1/2.
   (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
   (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
   5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.
   6. The owner of two or more individual retirement accounts may use the alternative method described in Notice 88-38 1988-1 C.B. 524 to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V
   1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.
   2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

ARTICLE VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the IRA application.

SECTION B

ARTICLE VIII
   1. The amount of each contribution credited to the Depositor's Account shall be applied to purchase full and fractional shares of one or more of the open end mutual funds managed by Gabelli Funds, Inc. or Teton Advisers LLC designated by the Depositor.
   2. All dividends and capital gain distributions received on the shares held in the Depositor's Account shall (unless received in additional shares of the Fund) be reinvested in such shares which shall be credited to such account. If any distribution of the Fund may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive it in additional shares.
   3. The Depositor shall have the right, by written notice to the Custodian, to designate or to change a Beneficiary to receive any benefit to which the Depositor may be entitled in the event of his death prior to the complete distribution of such benefits. If no such designation is in effect upon the Depositor's death, his Beneficiary shall be his estate.
   4. The Custodian shall forward to the Depositor any notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to such shares. The Custodian shall not vote any of the shares held in the Account except in accordance with the written instructions of the Depositor.
   5. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect to the Custodial Account, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, and reasonable compensation as charged by the Custodian from time to time, shall, unless paid directly by the Depositor, be deducted from the assets of the Account and shall, unless allocable to a specific account, be charged proportionately to the Depositor's accounts.
   6. The Custodian shall not be responsible in any way for the collection of contributions provided for, nor for determining the purpose or the propriety of any distribution made or of any other action taken at the Depositor's request. The Depositor shall at all times fully indemnify and save harmless the Custodian, its successors and assignees from any liability arising from distributions so made or actions so taken and from any and all other liability whatsoever which may arise in connection with this Account, except the obligation of the Custodian to perform its duties under this Account. The Custodian shall be under no obligation to take any action other than as herein specified with respect to the Custodial Account unless the Depositor shall furnish the Custodian with instructions in proper form and the Custodian shall be protected in acting upon any written order from the Depositor or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed and, so long as it acts in good faith, in taking or omitting to take any other action. The Custodian may submit any question it may have to counsel of its choice including its own general counsel, and shall be protected in acting on the advice of such counsel. The Custodian shall not be liable for interest on any cash or cash balances maintained in the Account.
   7. This Custodial Agreement shall terminate upon the complete distribution of the Account to the Depositor or his beneficiaries or to successor individual retirement accounts or annuities. The Custodian shall have the right to terminate this Account upon ninety (90) days' notice to the Depositor, or to his beneficiaries if he shall be dead. In such event, upon expiration of such period, the Custodian shall distribute the Account into such successor individual retirement accounts and annuities as the Depositor (or his beneficiaries) shall designate, or, in the absence of such direction, to the Depositor, or if he shall be dead, to the beneficiaries, as their interests shall appear.
   8. The Custodian may resign at any time upon ninety (90) days' notice in writing to the Depositor, Gabelli Funds, Inc. or Gabelli Advisers LLC; and may be removed by the Depositor or Gabelli Funds, Inc. or Gabelli Advisers LLC, advisors to the Funds, at any time upon ninety (90) days' notice in writing to the Custodian. Upon such resignation or removal, the Depositor or Gabelli Funds, Inc. shall appoint a successor Custodian which shall be a bank (as defined in Section 401 (d)(1) of the Code) or other person who demonstrates, to the satisfaction of the Secretary of Treasury or his delegate that the manner in which he will hold the assets of the Account will be consistent with the requirements of Section 408 of the Code.
   9. Upon receipt by the Custodian of written acceptance of such appointment by the successor Custodian, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian. The successor Custodian shall hold the assets paid over to it under terms similar to those of this Agreement that qualify under Section 408 of the Internal Revenue Code.
   10. If within sixty (60) days after the Custodian's resignation or removal there has not been appointed a successor Custodian which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Agreement pursuant to Section 7 of this Article VIII, appoint such successor itself.
   11. The Custodian is authorized to hire an agent to perform certain of its duties hereunder, which agent may be the transfer agent for the Fund.
   12. Any notice sent from the Custodian to the Depositor shall be effective if sent by mail to him at his last address of record.
   13. This agreement shall be construed, administered and enforced according to the laws of Massachusetts.
   14. In the event of a rollover contribution, described in sections 402(a)(5), 403(a)(4), 408(d)(3) or 409(b)(3)(c) of the

Code, the Custodian shall be under no duty to accept any assets other than cash. The Custodian may, however, in its complete uncontrolled discretion, accept assets other than cash upon application by the Depositor. The Custodian will not accept such assets unless the following conditions are met, but the meeting of these conditions will in no way affect the Custodian's right to reject any such application: (a) any securities contributed must be readily marketable, (b) the Depositor must instruct the Custodian to sell immediately upon receipt of such securities and reinvest the proceeds in full and fractional shares of the Fund,
(c) the Depositor must indemnify the Custodian and the Fund in accordance with a form prescribed by the Custodian, (d) all securities must be accompanied by a stock power with the registered owner's signature properly guaranteed by a bank or trust company (not a Notary Public) or member firm of a domestic stock exchange, or by other financial institutions whose guarantees are acceptable to State Street Bank & Trust Company.
   15. If this Agreement is executed by an applicant and the applicant's non-working spouse, each shall be deemed a separate Depositor and this Agreement shall establish a separate Custodial Account for each. The Application and Adoption Agreement is part of this Custodial Agreement.
   16. This Agreement may be amended by the Custodian or Gabelli Funds, Inc. or Gabelli Advisers LLC at any time and from time to time (including retroactive amendments) by written notice to the Depositor, provided that all such amendments shall be in compliance with the provisions of the Code and the regulations promulgated thereunder.

ARTICLE IX
   1. All contributions to the Custodial Account made by or on behalf of the Depositor shall be invested in accordance with proper instructions received from time to time from the Depositor and shall be applied to purchase full and fractional shares ("Fund Shares") of any mutual fund managed by Gabelli Funds, Inc. or Gabelli Advisers LLC and chosen by you in writing (hereinafter referred to as the Fund or the Mutual Fund) with respect to which State Street Bank and Trust Co. is the transfer agent. Custodian may perform any of its administrative duties through other persons designated by Custodian from time to time, except that Mutual Fund shares or other investments must be registered as stated in paragraph 3 of this Article IX; and Custodian may delegate all such duties to a subsidiary which is partially owned by the Custodian's parent company; but no such delegation or future change therein shall be considered as an amendment to this Agreement.
   2. Except in the case of a rollover contribution or a contribution to a Simplified Employee Pension Plan referred to in Article I, the Depositor shall not for any taxable year of the Depositor contribute to the Custodial Account an amount in excess of the lesser of 100% of his compensation or $2,000, and the Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit, and interest, if any, earned thereon. Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on behalf of the Depositor to the Custodian for a deposit in the Custodial Account within the time period for claiming a Federal income tax deduction for such contributions for such taxable year. Contributions must be made no later than the due date for filing the Depositor's tax return for the tax year (excluding extensions) or by such other date as from time to time provided by law. If a contribution is intended to be a rollover contribution referred to in Article I, the Depositor certifies that the source of the contribution qualifies the contribution as such, that no portion thereof consists of any amount considered to have been previously contributed by the Depositor as an employee (other than "deductible employee contributions" as defined in section 72(o)(5) of the Code), that the contribution is being made to the Custodial Account no later than 60 days after receipt by the Depositor of the distribution giving rise to the rollover contribution, and that no previous rollover contribution has been made by the Depositor to or from another individual retirement account or individual retirement annuity within one (1) year of the date of the rollover contribution and that the rollover is in all respects permitted by law. It shall be the sole responsibility of the Depositor to determine the amount of the contributions to be made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.
   3. Fund Shares held in the Custodial Account shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all mutual fund shares held in the Custodial Account. All dividends and capital gains distributions received on Fund Shares held in the Depositor's account shall, unless received in additional shares, be reinvested in shares of the Fund paying such dividends and distributions which Fund Shares shall be credited to such account. If any distributions of the Fund may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.
   4. The Custodian shall forward to the Depositor any notices, prospectuses, financial statements, proxies and proxy soliciting material relating to any such shares. The Custodian shall not vote any such shares except in accordance with the written instructions of the Depositor.

ARTICLE X
The Custodian shall, from time to time, subject to the provisions of Article IV and V, make distributions out of the Custodial Account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. Notwithstanding the foregoing, upon the Depositor's death the distribution rules set forth in Article IV will not apply if the Depositor's spouse is the beneficiary and he or she elects to treat the account as his or her own IRA. In such case the spouse will be deemed to be the Depositor under this Agreement. A declaration of the Depositor's intention as to the disposition of an amount distributed pursuant to Article V hereof shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the Custodial Account, any investment of assets in the Custodial Account or any distribution therefrom pursuant to instructions received from the Depositor or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

ARTICLE XI
If the Depositor is disabled (as defined in section 72(m) of the Code), the balance in the Custodial Account, or any portion thereof, may be distributed to him/her as soon as practicable after the Custodian receives a written notice of the Depositor's disability and a written request for distribution. The Custodian may require such proof of disability as it deems necessary prior to the time that amounts are distributed to the Depositor on account of such disability.

ARTICLE XII
The Depositor may designate and redesignate his/her beneficiary or beneficiaries on a form satisfactory to the Custodian and provided by the Fund for such purpose. To be effective, such designation must be received by the Custodian prior to the death of the Depositor. Such beneficiary or beneficiaries shall be entitled to the balance in the Custodial Account of the Depositor as provided in Paragraph 2 of Article IV. Unless otherwise provided in the designation of beneficiary form, amounts payable by reason of Depositor's death will be paid to only the primary beneficiary or beneficiaries who survive the Depositor in equal shares, or, if no primary beneficiary or beneficiaries survive the Depositor, to the contingent beneficiary or beneficiaries who survive the Depositor in equal shares. If some but not all primary or contingent beneficiaries, as applicable, do not survive the Depositor, any amounts that such nonsurviving beneficiaries shall have been entitled to receive hereunder shall be divided among the surviving primary or contingent beneficiaries, as applicable, in proportion to the relative interests of the surviving primary or contingent beneficiaries. If no designation of beneficiary is in effect at the time of the Depositor's death or if no designated beneficiary survives the Depositor, the balance in the Custodial Account of the Depositor shall be paid to the legal representative of the estate of the Depositor.

ARTICLE XIII
The Depositor acknowledges he/she has read the information distributed to him/her by the Custodian and agrees to assume full responsibility for all decisions as to deposits and withdrawals. The Depositor indemnifies the Custodian and saves it free and harmless from any and all claims arising out of any adverse consequences experienced by the Depositor as a result of his/her own decision, including but not limited to excise taxes and penalties. Any taxes which may be imposed upon the Custodial Account or the income thereof, but not excise taxes imposed upon the Depositor, may, in the discretion of the Custodian, be deducted from and charged against the Custodial Account.

ARTICLE XIV
If, within 180 days after the mailing by the Custodian to the Depositor of a Fund transaction advice and/or Fund statement with respect to his/her account, the Depositor has not given the Custodian written notice of any exception or obligation thereto, such transaction advice and/or statement shall be deemed to have been approved in its entirety. In such case, or upon written approval of the Depositor, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth therein as though the report had been settled by judgment or decree of a court of competent jurisdiction.

ARTICLE XV
The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into the Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct. In performing its duties under this Agreement, the Custodian may hire agents experts, and attorneys and delegate discretionary powers to, and rely upon information by such agents, experts, and attorneys.

ARTICLE XVI
No interest, right, or claim in or any part of the Custodial Account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except as required by law.

ARTICLE XVII
Except for any excise taxes required by the Code to be paid by the Depositor, any income tax or other taxes of any kind whatsoever that may be levied or assessed upon or in respect to the Custodial Account shall be paid from the assets of the Custodial Account. Any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, shall be paid from the assets of the Custodial Account.

The Custodian shall be entitled to receive and may charge against the Depositor's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

ARTICLE XVIII
The Depositor hereby delegates to the Custodian and to the Fund the power to amend this Agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. No amendment by the Custodian or the Fund shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

ARTICLE XIX
   1. The Fund at any time may remove the Custodian upon thirty days' written notice to that effect delivered to the Custodian, which notice shall also designate a successor custodian. The successor custodian shall satisfy the requirements of section 408(h) of the Code, in that it shall be a bank (as defined in section 408(h) of the Code) or other person who demonstrates, to the satisfaction of the Secretary of the Treasury or his delegate, that the manner in which such person will hold the assets of the Custodial Account will be consistent with the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment of the successor custodian, the removal of the Custodian shall be effective, and the Custodian shall within thirty days of the effective date of the successor custodian's appointment, transfer and deliver to such successor custodian the assets of the Custodial Account and such records pertaining thereto as may be requested in writing by the successor custodian. The Custodian may, however, reserve such assets of the Custodial Account as it may deem advisable for the payment of all its fees, compensation, costs and expenses and for the payment of all other liabilities which are a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary for this purpose may liquidate reserved Fund Shares. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor custodian.
   2. The Custodian may resign at any time as custodian under this Agreement without liability, cost or expense of any kind upon thirty days' written notice to that effect delivered to the Depositor and the Fund. Upon receiving such notice of resignation, the Depositor or the Fund shall forthwith appoint a successor custodian which satisfies the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance by the successor custodian of such appointment, the custodian is authorized to act in the same manner as provided for in paragraph 1 of this Article as regards the transfer of assets to the successor custodian and the payments of the items referred to therein. In the event the Depositor or the Fund fail to appoint a successor custodian which has accepted its appointment within thirty days after receipt of the Custodian's notice of resignation, or removal, the Custodian shall terminate the Account and distribute the balance thereof to the Depositor. provided that the custodian may retain a reserve as set forth in this Article and shall follow the procedures set forth therein with respect to such reserve.
   3. The Depositor may terminate the Custodial Account at any time, by delivering to the custodian a signed notice of termination. Upon such termination, and subject to a reservation of assets in the same manner as provided for in paragraph 1 of this Article, any and all assets remaining in the Custodial Account as of the date of termination shall be distributed to the Depositor, in cash, or in kind as directed by the Depositor. This Agreement shall terminate upon the complete distribution of all of the assets of the Custodial Account.

The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, including a written acceptance by the new trustee or custodian, shall transfer the assets held under the Agreement (reduced by any amounts referred to in Article XVII and subject to the custodian's right to retain a reserve in accordance with the provisions of paragraph 1 hereof, to the Trustee or Custodian under any individual retirement account or under any Plan qualified under Section 401(a) of the Code. The giving of such instructions by the Depositor shall constitute a certification to the Custodian that such Individual Retirement Account, or qualified plan, is a plan qualified under the appropriate provisions of the Code.

ARTICLE XX
The provisions of this Agreement shall apply to any successor custodian from the effective date of its appointment as such with the same force and effect as if such successor was the initial custodian hereunder.

ARTICLE XXI
   1. If, because of an erroneous assumption as to compensation, or for any other reason a contribution which is an excess contribution within the meaning of section 408(d)(4) is made on behalf of the Depositor for any year, adjustment of such excess contribution shall be made by the distribution in cash or in kind to the Depositor, upon written notice to the Custodian from the Depositor which states the amount of such excess contribution, or the full amount of such excess and any net income attributable thereto.
   2. The Custodian shall have no liability with respect to any contribution to the Custodial Account, any investment of the assets in the Custodial Account, or any distribution therefrom pursuant to instructions received from the Depositor or in accordance with this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other tax penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto. The Depositor indemnifies the Custodian and saves it free and harmless from any and all claims, liability, cost, and expense (including reasonable attorney's fees) arising out of any adverse consequences experienced by the Depositor as a result of Depositor's decisions including, but not limited to, excise taxes and penalties.
   3. The Custodian shall not be responsible for the purpose or propriety of any distribution made pursuant hereto. The Custodian may conclusively rely upon, be entitled to assume the truth of, and be protected in acting upon any written statement, order, direction, notice, instruction or other written instrument of or received from the Depositor in connection with this Agreement and believed by the Custodian to be genuine and to have been properly executed, and shall, so long as it acts in good faith, have no liability in taking or omitting to take any action based thereon. The Custodian shall be under no duty of inquiry with respect to any such writing, but in its discretion may request any tax waivers, proof of signatures, or other evidence which it reasonably deems necessary for its protection. The Depositor and the successors of the Depositor, as appropriate. including any executor or administrator of the Depositor shall, to the extent permitted by law, indemnify against and save harmless the Custodian and its successors and assigns from any and all claims, actions or liabilities of the Custodian to the Depositor or the successors of the Depositor whatsoever (including all reasonable expenses incurred in defending against any of the foregoing) which may arise in connection herewith, except such as may arise from the Custodian's own bad faith, gross negligence or willful misconduct. The Custodian shall not be under any duty to take any action other than as herein specified with respect hereto, unless the Depositor shall furnish it with instruction in proper form and such instructions shall have been specifically agreed to by the Custodian, or to defend or engage in any suit with respect hereto unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

ARTICLE XXII
The Depositor shall be fully and solely responsible for all taxes and penalties which might accrue or be assessed for having failed to make the annual minimum withdrawal commencing no later than April 1st following the calendar year in which he/she attains the age of seventy and one-half (70-1/2) or for any year thereafter.

ARTICLE XXIII
The Custodian and the Depositor hereby waive and agree to waive the right to trial by jury in an action or proceeding instituted in respect to the Custodial Account. The Depositor further agrees that the venue of any litigation between the Depository and the Custodian with respect to the Custodial Account shall be in the Commonwealth of Massachusetts. This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended by the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities thereof and shall be governed by and construed, administered and enforced according to the laws of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

ARTICLE XXIV
Any notice herein required or permitted to be given to the Custodian or the Fund shall be deemed to have been given if mailed to and actually received by the Custodian or the Fund at 1) Gabelli Funds c/o State Street Bank and Trust Co., P.O. Box 8308, Boston, MA 02266-8308 or 2) by registered or certified mail at The Gabelli Funds, the BFDS Building, Seventh Floor, Two Heritage Drive, Quincy, MA, 02171 or other such address as the Custodian shall provide the Depositor from time to time. Any notice herein required or permitted to be given to the Depositor shall be deemed to have been given when mailed to the Depositor at the Depositor's last address of record provided to the Custodian.

ARTICLE XXV
Words in the masculine include the feminine, the singular includes the plural, and vice versa, unless qualified by the context.



--------------------------------------------------------------------------------
IN WITNESS WHEREOF the Depositor has evidenced his/her acceptance of this Agreement by signing the Individual Retirement Account Application and Adoption Agreement for the designated Fund(s), and the Custodian, to evidence acceptance of this Agreement, has signed the Agreement as written below

CUSTODIAN:
STATE STREET BANK & TRUST COMPANY



By /s/
  ------------------------------------------------------------------------------
                              Authorized Signature

(Section references are to the Internal Revenue Code unless otherwise noted)

--------------------------------------------------------------------------------


PURPOSE OF FORM
This model custodial account may be used by an individual who wishes to adopt an individual retirement account under section 408(a). When fully executed by the Depositor and the Custodian not later than the time prescribed by law for filing the Federal income tax return for the Depositor's tax year (including any extensions thereof), a Depositor will have an individual retirement account
(IRA) custodial account which meets the requirements of section 408(a). This account must be created in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

Individuals may rely on regulations from the Tax Reform Act of 1986 to the extent specified in those regulations. Do not file form 5305-A with the IRS. Instead, keep it for your records. For more information, obtain a copy of the required disclosure statement from your custodian or obtain PUBLICATION 590, Individual Retirement Arrangements (IRAs).

DEFINITIONS CUSTODIAN--The Custodian must be a bank or savings and loan association, as defined in section 408(n), or other person who has the approval of the Internal Revenue Service to act as custodian.

DEPOSITOR--The Depositor is the person who establishes the custodial account.

IRA FOR NON-WORKING SPOUSE--Contributions to an IRA custodial account for a non-working spouse must be made to a separate IRA custodial account established by the non-working spouse.

This form may be used to establish the IRA custodial account for the non-working spouse.

An employee's social security number will serve as the identification number of his or her individual retirement account. An employer identification number is only required for each participant-directed individual retirement account. An employer identification number is required for a common fund created for individual retirement accounts.

SPECIFIC INSTRUCTIONS
ARTICLE IV--Distributions made under this Article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 701/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII--This Article and any that follow it may incorporate additional provisions that are agreed upon by the Depositor and Custodian to complete the agreement. These may include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of Custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc.

For further information please refer to the prospectus for the fund(s) you have selected for investment. o

PART 2:  PROVISIONS APPLICABLE
TO ROTH IRAS

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account.

ARTICLE I
   1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.
   2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

ARTICLE IA
The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

ARTICLE II
The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III
   1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
   2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV
   1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:
(a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or
(b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

   If distributions do not begin by the date described in (b), distribution method (a) will apply.
   2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.
   3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

ARTICLE V
   1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
   2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI
   Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

PART 3:  PROVISIONS APPLICABLE TO BOTH REGULAR IRAS AND ROTH IRAS

ARTICLE VII
   This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.
ARTICLE VIII
   1. As used in this Article VIII the following terms have the following meanings:
   "Account" or "Custodial Account" means the Roth Individual Retirement Account established using the terms of this Agreement and the Adoption Agreement signed by the Depositor.
   "Custodian" means State Street Bank and Trust Company.
   "Fund" means registered investment company which is advised, sponsored, or distributed by sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.
   "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).
   In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).
   "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.
   In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.
   "Sponsor" means [insert fund management company or other fund entity that is making Fund(s) available under this Agreement and has the power to appoint a successor custodian].
   2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.
   The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely on such certification.
   3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.
   The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.
   All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

   All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).
   4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII.
   5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).
   Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.
   6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.
   The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.
   7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.
   8. The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.
   The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.
   9. Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code Section 4973(f), or a "rollover" from this Custodial Account) made earlier than age 592 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that any applicable distribution requirements of Code
Section 401(a)(9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. If the Depositor's surviving spouse is the Beneficiary, the Depositor or such spouse may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor's surviving spouse will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of the surviving spouse and instructions for withdrawals to the Custodian in accordance with such method). Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.
   10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.
     11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; after Depositor's death, it also means Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with applicable provisions of the Code.
     (b) When and after distributions from the Custodial Account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.
     12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.
     (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.
     (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.
     (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.
     13. (a) Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.
     (b) Depositor delegates to the Custodian the Depositor's right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement, and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.
     Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.
     (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.
     (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.
     14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.
     (b) Upon termination of the Custodial Account, this Custodial Account document shall have no further force and effect (except for Sections 15(f) and 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.
     15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.
     (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).
     (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.
     (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.
     (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.
     (f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.
     (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.
     (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.
     16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or the Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.
     (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.
     (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.
     17. (a) Upon 30 days' prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).
     (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.
     (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.
   18. References herein to the "Internal Revenue
 Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.
   19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.
   20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.
   21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in such state.
   If in the Adoption Agreement, Depositor designates that the Custodial Account is a Regular IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available. If in the Adoption Agreement Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section.
   If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one definition, such ambiguity shall be resolved in favor of that interpretation or definition which is consistent with the intent expressed in whichever of the tow preceding sentences is applicable.
   However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.
   22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.
   23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communication from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.
   24. The legal documents governing the Custodial Account are as follows:
   (a) If in the Adoption Agreement the Depositor designated the Custodial Account as a Regular IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.
   (b) If in the Adoption Agreement the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.
   25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the custodian will amend this Agreement correspondingly.

Articles I through VIII of Part Two of this Agreement have not been promulgated or approved by the Internal Revenue Service. It is anticipated that, if and when the Internal Revenue Service promulgates a model form to establish a Roth IRA Custodial Account, the Custodian will amend this Agreement to substitute the provisions of such model Roth IRA Custodial Account form for the provisions of Part Two of this Agreement, and the Depositor specifically consents to such amendment in accordance with Section 13(b) hereof.

If, due to change in the applicable tax laws ruling of the Internal Revenue Service it is established that the use of the Adoption Agreement or this Agreement do not establish a Regular IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.
   26. If the Depositor maintains an Individual Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer of electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedure.
   27.The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.


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IN WITNESS WHEREOF the Depositor has evidenced his/her acceptance of this
Agreement by signing the Individual Retirement Account Application and Adoption Agreement for the designated Fund(s), and the Custodian, to evidence acceptance of this Agreement, has signed the Agreement as written below

CUSTODIAN:
STATE STREET BANK & TRUST COMPANY



By
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                              Authorized Signature

(Section references are to the Internal Revenue Code unless otherwise noted).

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